Exhibit 10(iii)(A)(5)

THE INTERPUBLIC GROUP OF COMPANIES, INC. 2009 PERFORMANCE INCENTIVE PLAN

PERFORMANCE UNIT AWARD AGREEMENT

THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation (the “Company”), hereby grants to the Participant named below a Performance Unit Award (the “Award”) to be settled in cash and/or shares based on the value of the corresponding number of shares of the Company’s common stock (the “Shares”). The terms and conditions of this Award are set forth in this Award Agreement (the “Agreement”), and in The Interpublic Group of Companies, Inc. 2009 Performance Incentive Plan (the “Plan”), which is attached hereto as Exhibit A.

Date of Award	< >	Participant’s Name < >
Target Number of Shares to be Awarded Upon Vesting		< >
End of Performance Period	.
Vesting Date

Subject to the terms of the Planthe vesting date is the              anniversary of the date of grant, or such later date as specified in the following paragraph.

Notwithstanding anything herein to the contrary, if the audit to the Company’s consolidated financial statements for the years included in the Performance Period (the “Audited Financials”) has not been completed more than fifteen (15) days prior to the date specified above, the vesting date shall be delayed until the earlier of (i) the thirtieth (30th) day after the completion of the Audited Financials for the years included in the Performance Period or (ii) the date the Actual Shares Awarded (as defined below) are delivered. Except as otherwise provided in the Plan, any portion of this Award that is not vested on the date the Participant ceases to be an employee of the Company and its Affiliates shall be forfeited.

Actual Shares Award	The “Actual Shares Awarded” (to the extent vested) shall be between 0 and 2 times the “Target Number of Shares to be Awarded Upon Vesting,” as determined by the Committee based on the achievement of the Performance Criteria described in the the Award Letter from Interpublic. [Form of Actual Shares Awarded may be made in cash, Shares, or a combination as prescribed in Section 7(b) of the Plan].

The terms of the Plan are incorporated herein by reference. All capitalized terms that are not defined in this Agreement have the meanings set forth in the Plan. In case of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Fabrizio Alcobe-Fierro

Vice President, Global Compensation

I have read this Agreement and the Plan, and I understand and agree to their terms and conditions.

Participant’s Signature, to be provided electronically

THE INTERPUBLIC GROUP OF COMPANIES, INC. 2009 PERFORMANCE INCENTIVE PLAN

PERFORMANCE UNIT AWARD AGREEMENT

The following terms and conditions supplement the terms of the Plan:

Achievement of Performance Criteria	Subject to the terms of the Plan, the Committee shall have sole and exclusive discretion to determine whether and the extent to which the applicable Performance Criteria have been achieved, and the corresponding number of Actual Shares Awarded.
Vesting	All Shares payable pursuant to this Award shall be transferred to the Participant no later than March 15th of the first calendar year after the calendar year in which the Vesting Date set forth in the cover page occurs.
Tax Withholding	As set forth in the Plan, the Company may be required to withhold income and employment taxes when Shares are transferred to the Participant. The Company will withhold the necessary number of shares to pay such taxes, unless the Participant indicates via the Company’s stock plan administrator, currently UBS Financial Services, no later than two (2) business days prior to the vesting date, that he/she will pay the taxes in another manner. In any event, the Participant remains responsible at all times for paying any income and employment taxes with respect to this Award. In the event that the Participant relocates to another country the Participant is responsible for notifying the Company of such relocation and is responsible for compliance with all applicable tax requirements. The Company is not responsible for any liability or penalty relating to taxes (including excise taxes) on compensation (including imputed compensation) or other income attributed to the Participant (or a Beneficiary) pursuant to this Agreement, whether as a result of the Participant failing to make timely payments of tax or otherwise.
Interpretation and Construction	This Agreement and the Plan shall be construed and interpreted by the Committee, in its sole discretion. Any interpretation or other determination by the Committee (including, but not limited to, correction of any defect or omission and reconciliation of any inconsistency in the Agreement or the Plan) shall be binding and conclusive.
Entire Understanding	This Agreement and the terms of the Plan constitute the entire understanding between the Participant and the Company and its Affiliates regarding this Award. Any prior agreements, commitments, or negotiations concerning this Award are superseded.